UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2009
NEENAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-52681 (Commission File Number)	25-1618281 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	333-28751 (Commission File Number)	39-1580331 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2009, William M. Barrett resigned as Chairman of the Board and as a director of Neenah Enterprises, Inc. (“NEI”), the indirect parent of Neenah Foundry Company (“Neenah”), and all of NEI’s subsidiaries including Neenah (collectively, the “Company”). Mr. Barrett’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On February 3, 2009, the Board of Directors appointed Joseph M. Cerulli as a director to fill the vacancy created by Mr. Barrett’s resignation. Mr. Cerulli has not yet been named to any committees of the Board of Directors. Mr. Cerulli will receive the same compensation as other non-employee directors of the Company. Also, on February 3, 2009, Joseph V. Lash, a current director of the Company, was elected as Chairman of the Board.
Mr. Cerulli, age 49, has been employed by an affiliate of Tontine Capital Partners, L.P. (“Tontine”), a Greenwich, Connecticut-based investment partnership, since January 2007. Mr. Cerulli also serves as a director of Patrick Industries, Inc. Based on a Schedule 13D amendment filed on November 10, 2008, Tontine and its affiliates have shared voting and dispositive powers with respect to approximately 65.3% of NEI’s outstanding common stock. Tontine is also the holder of all of Neenah’s $75 million of 12 1/2% Senior Subordinated Notes due 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NEENAH ENTERPRISES, INC.
Date: February 6, 2009	/s/ Robert E. Ostendorf, Jr.
	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer

NEENAH FOUNDRY COMPANY
Date: February 6, 2009	/s/ Robert E. Ostendorf, Jr.
	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer

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